Exhibit 10.2

WAIVER AND CONSENT AGREEMENT

This waiver and consent agreement (this “Agreement”) is made and entered into as of November 3, 2021 (the “Effective Date”), by and between Smartmetric, Inc., a Nevada corporation (the “Company”), and AJB Capital Investments, LLC, a Delaware limited liability company (“AJB”).

R E C I T A L S

WHEREAS, prior to the date hereof, the Company and AJB entered into that certain securities purchase agreement dated as of July 23, 2021 (the “SPA”), pursuant to which the Company issued securities to AJB, including but not limited to a promissory note in the principal amount of $300,000 (the “Note”);

WHEREAS, the Company desires to effect offerings of its securities that do not qualify as Exempt Issuances under the SPA (the “Future Offerings”);

WHEREAS, Section 4(d) of the SPA prohibits the Company from conducting any equity financing during the period beginning on the Closing Date (as defined in the SPA) and ending twelve (12) months following the Closing Date unless the Company first delivers to AJB a written notice describing the proposed offering and providing AJB an option to purchase the securities being offered in such offering (the “Right of First Refusal”);

WHEREAS, Section 2.3 of the Note prohibits the Company from incurring any liability for borrowed money so long as the Company has any obligation under the Note (the “Borrowing Restriction”); and

WHEREAS, in connection with the issuance of the GHS Note and the Future Offerings, AJB desires to: (i) waive the Right of First Refusal, the Borrowing Restriction, and any other restrictions set forth in the SPA and the Note that may prohibit the Company from issuance of securities in the Future Offerings (collectively, the “Restrictions”) and (ii) consent to the issuance of the GHS Note and the effecting of the Future Offerings.

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T

1. Incorporation of Recitals. The above recitals are hereby incorporated into this Agreement and shall constitute a part of this Agreement.

2. Waiver and Consent.

(a) AJB hereby waives the Restrictions to the fullest extent necessary for the purpose of permitting the Company to effect any Future Offerings for a period of one year as of the Effective Date and to issue debt or equity securities at any of such Future Offerings.

(b) The Parties agree to execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate this Agreement.

(c) This Agreement constitutes a waiver and consent and is limited to the matters expressly consented to and waived herein.

3. Amendment.

(a) The Parties agree to amend Section 4(o) of the SPA by deleting it in its entirety and replacing it with the following (for the avoidance of doubt Section 4(o)(i) is not being deleted or amended but being retained as set forth in the SPA):

“o. Commitment Fee Shares. The Company shall pay to Buyer, as a commitment fee, Two Hundred Fifty Thousand and No/100 United States Dollars (US$250,000.00) (the “Commitment Fee”) by issuing to Buyer that number of shares of the Company’s Common Stock equal to such amount at a per share price of $0.01. It is agreed that the number of shares of Common Stock issuable to Buyer under this Section 4(o) shall be 25,000,000 (the “Commitment Fee Shares”). The Commitment Fee Shares are issuable by the Company’s transfer agent (the “Transfer Agent”) in three (3) certificates or book entry statements, in two certificates representing 6,250,000 of the Commitment Fee Shares issuable to the Buyer immediately upon the Company’s execution of this Agreement and an additional certificate representing 12,500,000 shares issuable to the Holder not later than November 8th, 2021. The Buyer shall never be in possession of an amount of Common Stock greater than 4.99% of the issued and outstanding Common Stock of the Company provided, however that this ownership restriction described in this Section may be waived by Buyer, in whole or in part, upon 61 days’ prior written notice. In the event such certificates representing the Commitment Fee Shares issuable hereunder shall not be delivered to the Buyer, same shall be an immediate default under this Agreement and the other Transaction Documents. The Commitment Fee Shares when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock. The Commitment Fee Shares shall be deemed fully earned as of the Effective Date, regardless of the amount or number of Loans made hereunder;”

(b) The Parties agree to amend Section 4(o) of the SPA by deleting clause (ii) thereof in its entirety.

(c) The Company shall deliver 12,500,000 shares of its common stock (the “Additional Shares”) on the Effective Date. As of the Effective Date, AJB shall be deemed for all purposes to become the holder of record of the Additional Shares, irrespective of the date such shares are credited to the Holder’s or its designee’s balance account.

(d) The Parties agree to amend Section 4(d) by deleting it in its entirety.

(e) The Parties agree to amend Section 1.2 of the Note by deleting the second paragraph in its entirety that relates to 3(a)9 conversions.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to AJB:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of) and issuance of the Additional Shares have been taken on or prior to the execution of this Agreement.

(c) The Additional Shares, when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

(d) The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business and the Company has not received written notice of any such violation.

(e) No consent, waiver, approval or authority of any nature, or other formal action, by any person or entity, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

(f) The Company confirms that neither the Company nor any other person acting on its behalf has provided AJB or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that AJB will rely on the foregoing representations in effecting transactions in the securities of the Company.

(g) The obligation of the Company to consummate the transactions contemplated by this Agreement is not subject to any conditions or actions of any third party not expressly set forth herein.

5. Representations and Warranties of AJB. The AJB hereby represents and warrants to the Company that:

(a) It has the requisite power and authority to enter into this Agreement and consummate the Settlement.

(b) It is the record and beneficial owner of, and has valid and marketable title to, the Note, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws).

6. Effect on SPA and Note. Except as expressly set forth herein, the terms and conditions of the SPA and the Note shall remain in full force and effect and each of the parties hereto reserves all rights with respect to any other matters and remedies.

7. Miscellaneous.

(a) This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall inure to the benefit of and be binding upon the Company and AJB and their respective successors and permitted assigns in accordance with this Agreement. This Agreement may not be amended, modified or supplemented, and no provision of this Agreement may be waived, other than by a written instrument duly executed and delivered by a duly authorized representative of each party hereto.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regards to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts located in the State of New York or in the federal courts located in the State of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

(c) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(d) None of the Company, its subsidiaries, any of their affiliates, or any person acting on its or their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act of 1933, as amended (the “Securities Act”) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Additional Shares under the Securities Act or cause this offering of the Additional Shares to be integrated with such offering or any prior offerings by SMME for purposes of Regulation D under the Securities Act.

(e) Each of the Parties shall pay its own respective costs and attorneys’ fees incurred with respect to this Agreement.

(f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, provided that each Party receives a signed counterpart of the other Party. An executed counterpart copy delivered by facsimile or otherwise electronically transmitted (such as via e-mail in PDF format) shall be deemed an original and have the same force and effect as an original signature. This Agreement shall not be binding unless executed by and delivered to the Parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

COMPANY:

SMARTMETRIC, INC.

By:	/s/ Chaya Coleena Hendrick
Name:	Chaya Coleena Hendrick
Title:	Chief Executive Officer

AJB:

AJB CAPITAL INVESTMENTS, LLC

By:	/s/ Ari Blaine
Name:	Ari Blaine
Title:	Partner

[Signature Page to Waiver and Consent Agreement]

EXHIBIT A

GHS SPA AND GHS NOTE

[Attached Hereto]

[Exhibit A to Waiver and Consent Agreement]